Exhibit 99.1

Modiv Announces Innovative Partnership with Forge Trust

NEWPORT BEACH, Calif. (March 18, 2021) — Keeping with its investor-first focus, Modiv Inc. today announced it has entered into an innovative partnership with Forge Trust Co. to provide Modiv and its investors with administrative and custody services for self-directed IRA investments. With this strategic partnership, Modiv will cover the cost of custodial fees for its investors with IRA accounts of $1,000 or more who use the Forge Trust custody platform.

Continuing its mission to reimagine commercial real estate ownership for individual investors, Modiv is among the first non-listed real estate investment trust (“REIT”) to provide investors with no custodial fees for self-directed IRAs. In addition to offering the no-custodial fee option through Forge Trust, Modiv charges no management or performance fees to its investors although certain expenses related to operating a public company apply, immediately providing savings and allowing more of every dollar invested to be put to work.

“We are continually looking for new and innovative ways to put the needs of our investors first, and this partnership with Forge Trust meets that objective,” stated Aaron Halfacre, CEO of Modiv. “Opening an IRA account to own real estate should be as familiar as it is when you open an IRA at Schwab, Vanguard or Fidelity. The non-listed industry’s traditional model of charging high fees and nickel-and-diming investors is outdated and frustrating. Today’s investors expect transparent, low-cost and easy-to-use platforms for investing and owning commercial real estate, just like they expect from mutual funds and other traded investments. This partnership with Forge Trust - which has 40 years of experience and over 1 million current clients - saves our investors money while providing a user-friendly, online platform to set up a self-directed IRA.”

Via a dedicated Forge Trust web page, Modiv investors will be able to open a self-directed IRA account, for most investors in less than five minutes, and then work directly with the Modiv team to make arrangements to fund the account and complete the investment. Modiv investors using other IRA custodians have the option to open a no-fee account with Forge Trust and transfer their existing holdings. For additional information, visit https://invest.modiv.com/ira-investing.

“Real estate is one of the most popular alternative investments chosen by self-directed IRA investors,” said Patrick Hughes, Senior Vice President, Forge Partnerships. “This partnership makes investing in real estate with retirement dollars a more seamless process for Modiv investors by enabling them with an easy to navigate, transparent and secure platform that guides them through the process and provides clients with the white glove support they may need to complete the investment process.”

Forge Trust offers self-directed Traditional, Roth, SEP and Simple IRAs that maintain the tax advantages of the assets held in these retirement accounts. For a self-directed IRA, clients have the option of making a one-time or annual contribution, completing an IRA custodian-to-custodian transfer, rolling over a qualified plan or making a qualified in-service partial plan rollover from an existing employer 401(k), if allowed. In addition to building retirement savings and providing tax benefits, a self-directed IRA provides individuals with greater control over their investment decisions and the opportunity to enhance portfolio diversification with the addition of alternative investments such as commercial real estate.

Prospective investors in Modiv shares must meet the accredited investor requirement as defined by the Securities and Exchange Commission (“SEC”).

About Modiv

Modiv Inc., the largest crowdfunded equity REIT in the United States, is reimagining real estate ownership. As the first real estate crowdfunding platform to be completely investor-owned, Modiv is on a mission to be the champion for the investor through its combination of low fees and investor-centric corporate governance in order to create better – and easier – ways to invest in real estate. As of December 31, 2020, Modiv’s publicly registered, non-listed portfolio consisted of 40 commercial real estate properties in 14 states including 15 retail, 14 office and 11 industrial properties, as well as a 72.7% tenant-in-common interest in an office property, with more than 2.3 million square feet of aggregate leasable space.

About Forge Trust

Forge Trust Co. is a non-depository trust company with $13.2 billion in assets under custody (as of 12/31/2020), with offices in San Carlos, California and Sioux Falls, South Dakota. Chartered in 2008, the firm is regulated by the State of South Dakota’s Division of Banking and acts as a custodian of retirement accounts across a wide range of private investments.

Media Contact
Alex J. Stockham | Senior Vice President
RUBENSTEIN
astockham@rubenstein.com

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Modiv intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about expanding access to commercial real estate, self-directed IRAs and fees. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond Modiv’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, Modiv makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, Modiv undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.